UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015 (April 20, 2015)

Synacor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33843	16-1542712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300, Buffalo, New York	14202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 853-1362

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2015 Annual Meeting of Stockholders held on April 20, 2015:

1.	The election of three directors to serve until our 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2.	The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

3.	The ratification of the Rights Agreement, dated as of July 14, 2014, between Synacor, Inc. and American Stock Transfer & Trust Company, LLC as rights agent.

For more information about the foregoing proposals, see our proxy statement dated March 30, 2015. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Board of Director Election Results

The following nominees received the highest number of “FOR” votes and, as a result, were elected to serve as directors for a term that will continue until the 2018 Annual Meeting or until their respective successors have been duly elected and qualified.

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Himesh Bhise	10,182,201	120,394	0
Andrew Kau	9,803,396	499,199	0
Jordan Levy	10,263,199	512,996	0

The following directors, in addition to Messrs. Bhise, Kau and Levy, will continue to serve as members of our Board of Directors until the expiration of their respective terms or until their respective successors have been duly elected and qualified: Marwan Fawaz, Gary Ginsberg, Michael J. Montgomery and Scott Murphy.

Ratification of Deloitte & Touche LLP as our independent registered public accounting firm

Our stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Abstain	Broker Non-Votes
17,228,650	71,232	420,932	0

Ratification of the Rights Agreement

Our stockholders ratified the Rights Agreement, dated as of July 14, 2014, between Synacor, Inc. and American Stock Transfer & Trust Company, LLC as rights agent.

Votes For	Votes Against	Abstain	Broker Non-Votes
9,327,664	7,835,528	557,622	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Synacor, Inc.

Date: April 22, 2015	By	/s/ William J. Stuart
William J. Stuart
Chief Financial Officer and Secretary